ONDAS ACQUIRES BIRD AEROSYSTEMS

Expanding Airborne Missile Protection, ISR, and Counter-UAS Defense Capabilities

Ondas has acquired BIRD Aerosystems, a global developer of airborne missile protection systems and airborne intelligence, surveillance, and reconnaissance (ISR) mission platforms used by military, government, and homeland security operators worldwide.

The acquisition expands Ondas' defense platform with airborne sensing, aircraft protection, and ISR mission systems, strengthening the company's ability to deliver integrated security solutions across airspace defense, border protection, and national security operations. BIRD's technologies are deployed on more than 700 aircraft across over 40 aircraft types, supporting operators including the U.S. Army, NATO forces, and United Nations aviation fleets.



Transaction Insights

- Expands Ondas into the airborne missile protection and aircraft survivability market
- Adds globally deployed aircraft protection systems installed on 700+ aircraft across 40+ aircraft types
- Introduces laser-based missile defense technologies and airborne ISR payload systems
- Strengthens Ondas' counter-UAS and airspace security ecosystem
- Enables development of next-generation protection technologies for unmanned aerial platforms

Strategic Value

BIRD Aerosystems adds a new airborne protection and sensing layer to the Ondas defense ecosystem.

By integrating aircraft survivability systems, ISR payload technologies, and mission management platforms with Ondas' autonomous aerial, ground, and counter-UAS systems, the company strengthens its ability to deliver integrated defense architectures supporting military, homeland security, and border protection missions.

Core Technologies

Laser Countermeasure Systems

Directional Infrared Countermeasure (DIRCM) technologies use laser-based systems to defeat infrared-guided missile threats, improving aircraft survivability.



Aircraft Missile Protection (AMPS)

BIRD develops advanced systems designed to detect, track, and defeat missile threats targeting aircraft operating in high-risk environments.



Airborne Surveillance, Information, & Obersvation (ASIO)

Multi-sensor ISR payloads integrate electro-optical, infrared, and radar sensors to support surveillance, border security, and intelligence missions.



Core Technologies



SPREOS DIRCM
Self-Protection Radar Electro-Optic Sensor



μDIRCM
The Smallest, Lightest & Most Advanced DIRCM



μMPR
Micro Maritime Patrol Radar



μMFR
Micro Multi-Functional Radar



μEYE
Missile Warning System



Hybrid Sensor
Multi-Sensor Ground C-UAS Detection

Opertational Footprint

BIRD Aerosystems technologies support global defense and security operators.

- Systems deployed on 700+ aircraft
- Integration across 40+ aircraft platforms
- Customers including U.S. Army, NATO forces, and United Nations aviation fleets

Forward-Looking Statements

www.ondas.com | www.birdaero.com